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                                                                   EXHIBIT 10.4


                                                                    OFFICER AND
                                                                     EMPLOYEE
                                                                     AGREEMENT

                             STOCK OPTION AGREEMENT
                                FOR THE GRANT OF
                     NON-QUALIFIED STOCK OPTIONS UNDER THE
                           UNIFAB INTERNATIONAL, INC.
                            LONG-TERM INCENTIVE PLAN


     THIS AGREEMENT is entered into and effective as of __________, 1997, by and between UNIFAB International, Inc., a Louisiana corporation (the "Company"), and ________________ (the "Optionee").

     WHEREAS Optionee is a key employee of the Company and the Company considers it desirable and in its best interest that Optionee be given an inducement to acquire a proprietary interest in the Company and an incentive to advance the interests of the Company by possessing an option to purchase shares of the common stock of the Company, $.01 par value per share (the "Common Stock") in accordance with the UNIFAB International, Inc. Long-Term Incentive Plan (the "Plan").

     NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties as follows:

                                       I.

                                Grant of Option

     The Company hereby grants to Optionee the right, privilege and option to purchase _______ shares of Common Stock (the "Option") at an exercise price equal to the initial public offering price of the Common Stock (the "Exercise Price"). The grant of the Option is subject to the issuance and sale of Common Stock registered with the Securities and Exchange Commission on Form S-1 (Reg. No. 333-31609) in connection with the Company's initial public offering of the Common Stock and such grant shall be effective as of the Closing Time referred to in that certain Transition Agreement dated ________, 1997 to which the Company is a party. The date on which the Closing Time occurs shall hereinafter be referred to as the "Date of Grant." The Option shall be exercisable at the time specified in Section II below. The Option is a non-qualified stock option and shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                                      II.

                                Time of Exercise

     2.1 Subject to the provisions of the Plan and the other provisions of this
Section II, the Optionee shall be entitled to exercise the Option as follows:

     With respect to one-third of the shares of Common Stock subject to the Option, beginning on the Date of Grant;


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     With respect to two-thirds of the shares of Common Stock subject to the
     Option, less any shares previously issued, beginning one year following the Date of Grant; and

     With respect to all of the shares of Common Stock subject to the Option, less any shares previously issued, beginning two years following the Date of Grant.

     The Option shall expire and may not be exercised later than ten years following the Date of Grant.


     2.2 During Optionee's lifetime, the Option may be exercised only by him or his guardian if he has been declared incompetent. In the event of death, the Option may be exercised as provided herein by the Optionee's estate or by the person to whom such right devolves as a result of the Optionee's death.

     2.3 If an Optionee ceases to be an employee because of death, disability within the meaning of Section 22(e)(3) of the Code ("Disability") or retirement, the Option must be exercised, to the extent otherwise exercisable at the time of termination of employment, within one year from the date on which the Optionee ceases to be an employee, but in no event later than ten years following the Date of Grant.

     2.4 If Optionee's employment is terminated, other than as a result of death, disability or retirement, the Option must be exercised, to the extent otherwise exercisable at the time of termination of employment, within 30 days from the date on which Optionee ceases to be an employee, but in no event later than ten years following the date of grant.

                                      III.

                          Method of Exercise of Option

     3.1 Optionee may exercise all or a portion of the Option by delivering to the Company a signed written notice of his intention to exercise the Option, specifying therein the number of shares to be purchased. Upon receiving such notice, and after the Company has received full payment of the Exercise Price, the appropriate officer of the Company shall cause the transfer of title of the shares purchased to Optionee on the Company's stock records and cause to be issued to Optionee a stock certificate for the number of shares being acquired. Optionee shall not have any rights as a shareholder until the stock certificate is issued to him.

     3.2 The Option may be exercised by the payment of the Exercise Price in cash, in shares of Common Stock held for six months or in a combination of cash and shares of Common Stock held for six months. The Optionee may also pay the Exercise Price by delivering a properly executed exercise notice together with irrevocable instructions to a broker approved by the Compensation Committee (with a copy to the Company) to promptly deliver to the Company the amount of sale or loan proceeds to pay the Exercise Price.



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                                      IV.

                       No Contract of Employment Intended

     Nothing in this Agreement shall confer upon Optionee any right to continue in the employment of the Company or any of its subsidiaries, or to interfere in any way with the right of the Company or any of its subsidiaries to terminate Optionee's employment relationship with the Company or any of its subsidiaries at any time.

                                       V.

                                 Binding Effect

     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators and successors.

                                      VI.

                              Non-Transferability

     The Option granted hereby may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will, by the laws of descent and distribution or pursuant to a domestic relations order, as defined in the Code, and shall not be subject to execution, attachment or similar process.

                                      VII.

                            Inconsistent Provisions

     The Option granted hereby is subject to the provisions of the Plan as in effect on the date hereof and as it may be amended. In the event any provision of this Agreement conflicts with such a provision of the Plan, the Plan provision shall control.

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                        UNIFAB INTERNATIONAL, INC.


                                        By:
                                           ------------------------------------
                                                        Member
                                                Compensation Committee



                                           ------------------------------------
                                                       Optionee



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